UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2015

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Sale of Company Stock Held by Chief Executive Officer

On October 30, 2015, The Greenbrier Companies, Inc. (“Greenbrier”) issued a press release announcing that William A. Furman, Chairman and Chief Executive Officer, intends to sell a portion of his Greenbrier common stock over time as part of Mr. Furman’s long-term strategy for estate planning and diversification of his investment portfolio. The sales will be made in accordance with Greenbrier’s insider trading policy, and may include sales pursuant to a pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

As previously announced, Greenbrier recently increased its authorization for its stock repurchase program. Greenbrier does not intend to execute repurchases during the window in which Mr. Furman is selling shares.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

Exhibit	Description

99.1	Press Release dated October 30, 2015 of The Greenbrier Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: October 30, 2015	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)